UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. On January 12, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Icagen, Inc. (“Icagen” or the “Company”) took the following actions with respect to the compensation of the Company’s executive officers:

1. Executive Officer Salaries. The Compensation Committee approved the following salaries for the Company’s executive officers, effective as of February 1, 2007:

Executive Officer	Base Salary for 2007
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	$353,600
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	$271,171
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	$229,840
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	$328,640

2. Executive Officer Bonus Targets. The Compensation Committee approved the following 2007 bonus targets for the Company’s executive officers:

Executive Officer	Bonus Targets for 2007
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	Up to 30% of base salary
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 20% of base salary
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 20% of base salary
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	Up to 30% of base salary

Target bonuses for Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington for 2007 will be based on the achievement of specified corporate performance objectives and, in the case of Dr. Wagoner, individual performance objectives. The corporate performance objectives include progression of preclinical and clinical development programs, increasing awareness of Icagen within the investment community, achievement of corporate and business development objectives, timely, effective and efficient completion of public company reporting obligations, completing and maintaining policies and procedures for internal controls and compliance obligations and further developing the Company’s intellectual property portfolio to build value in a cost-effective manner. 80% of Dr. Wagoner’s target bonus will be based on corporate performance objectives as described above and 20% of her target bonus will be based on individual performance objectives. Dr. Wagoner’s individual performance objectives include strengthening Icagen’s management team, especially in the areas of research and development and general and administrative, and assisting the Nominating/Corporate Governance Committee in the continual development of high performance standards for Icagen’s board of directors and its committees

B. On January 12, 2007, the Company entered into restricted stock unit agreements (each, a “Restricted Stock Unit Agreement”) with each of the executive officers of the Company listed below. Each Restricted Stock Unit Agreement evidences a grant by the Company of restricted stock units (“RSUs”) under the Company’s 2004 Stock Incentive Plan (the “Plan”). The number of RSUs granted to each of the recipients is set forth opposite his or her name below:

Executive Officer	Number of RSUs
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	15,600
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	10,000
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	2,500
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	5,000

Each RSU represents the right to receive in the future one share of the Company’s common stock, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement. The RSUs granted to Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington will vest as to 25% of the original number of RSUs on each of the first four anniversaries of the date of grant. If the recipient’s employment with the Company is terminated for any reason before the vesting of any RSUs, any RSUs for which vesting has not occurred will automatically terminate and be forfeited as of the date of termination. Upon the occurrence of a Change in Control Event, as defined in the Plan, regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan), each RSU will continue to vest in accordance with the original vesting schedule, provided that each RSU will immediately become fully vested if, on or prior to the 18-month anniversary of the date of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason, as defined in the Plan, by the participant or is terminated without Cause, as defined in the Plan, by the Company or the acquiring or succeeding corporation. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding RSU will inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the common stock subject to each RSU.

On January 12, 2007, the Compensation Committee approved an amendment to each outstanding Restricted Stock Unit Agreement previously entered into with Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington and the form of Restricted Stock Unit Agreement evidencing the grants of RSUs to Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington on January 12, 2007. The amendment replaced the “30 day advance notice” provision with a “five business day advance notice” provision with respect to the advance notice required by the officer to elect to satisfy any tax withholding obligation of the Company with respect to the RSUs by either a cash payment to the Company or having shares of common stock withheld by the Company up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

The form of Restricted Stock Unit Agreement evidencing the grants of RSUs to Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: January 19, 2007	By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Restricted Stock Unit Agreement